DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

August 1, 2006

Job Number: C20060801-1070
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060491301-76	Articles of Incorporation	3 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **RELEASE YOUR LEASE INC.**, did on August 1, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 1, 2006.

Dean Heller

DEAN HELLER
Secretary of State

By *Sandra A. Kraatz*
Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0566142006-9
Document Number:
20060491301-76

Date Filed:
8/1/2006 10:20:00 AM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	RELEASE YOUR LEASE INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	EMPIRE STOCK TRANSFER INC. Name 7251 W. LAKE MEAD BLVD SUITE 300 — LAS VEGAS — Nevada 89128 Street Address — City — Zip Code Optional Mailing Address — City — State Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ .001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. MARK ALEXANDER HAMMER Name 74 W. 14TH AVE. — VANCOUVER — BC V5Y 1W6 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	PATRICK R. MOKROS — [signature] Name — Signature 7251 W. LAKE MEAD BLVD SUITE 300 — LAS VEGAS — NV 89128 Address — City — State Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] 8/1/06 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

RELEASE YOUR LEASE INC.

FIRST. The name of the corporation is Release Your Lease Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Blvd Suite 300, Las Vegas, NV 89128. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is seventy-five million (75,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

Name: Mark Alexander Hammer
Address: 74 W. 14th Ave.
Vancouver, BC
V5Y 1W6

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name: Patrick Mokros
Address: 7251 West Lake Mead Blvd Suite 300
Las Vegas, Nevada 89128

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELFTH. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this August 1, 2006.

Patrick Mokros
Incorporator